Exhibit 10.2.1

                             AMENDMENT NO. 2 TO THE
                              VISUAL NETWORKS, INC.
                             1997 OMNIBUS STOCK PLAN

                                   WITNESSETH:

      WHEREAS, Section 7(e) of the Visual Networks, Inc. 1997 Omnibus Stock Plan (the "1997 Plan") authorizes the Board of Directors (the "Board") of Visual Networks, Inc., a Delaware corporation (the "Corporation"), to amend the Plan at any time; and

      WHEREAS, the Board now finds it desirable and in the best interests of the Corporation to amend the Plan to allow for the regrant of certain shares of common stock of the Corporation, par value $0.01 per share ("Common Stock") under the 1997 Plan.

      NOW, THEREFORE, the Plan is amended as follows:

                              First and Only Change

      Section 8 of the Plan is amended in its entirety to read as follows:

      8. Additional Shares

            In addition to Common Stock reserved under Section 4 of the Plan, 2,000,000 shares of Common Stock shall be reserved for Awards granted under the Plan to eligible persons who are not officers or directors within the meaning of the National Association of Securities Dealers (NASD) Marketplace Rule 4310(c)(25)(H), provided, however, that no Award with respect to such shares shall be deemed to be an incentive stock option. If any Award granted with respect to shares of Common Stock reserved and authorized for issuance pursuant to this Section 8 is forfeited or terminates for any reason before being exercised, the corresponding shares of Common Stock shall be available for subsequent Awards under the Plan, with the exception of incentive stock options, to eligible persons who are not officers or directors within the meaning of NASD Marketplace Rule 43 10(c)(25)(H). The provisions of this Section 8 shall be subject to adjustment pursuant to Section 7(d). Awards with respect to shares of Common Stock received and authorized pursuant to this Section 8 shall not be taken into account for purposes of the limitations of Section 4.

      IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer this 15th day of January, 2003.

ATTEST:                             VISUAL NETWORKS, INC.


By: /s/ Nancy Spangler              By: /s/ Peter J. Minihane
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